Printer Margins Binding Zone Free Writing Prospectus This revised investor presentation replaces and supersedes the version 68 Filed Pursuant to Rule 433 72 previously filed on September 16, 2026 and corrects minor, non-material errors 74 Registration Statement No. 333-298337 in Pre-Provision Net Revenue metrics presented in slide 19. No other changes have been made. Dated September 16, 2026 0 63 173 151 187 181 0 127 117 181 130 200 115 30 42 81 130 98 255 93 0 September 2026 209 175 34 Follow-on Offering 74 79 85 of Common Stock 142 149 157 0 151 109 103 79 131 166 48 27 | 1

Notice to and Undertaking by Recipients This presentation has been prepared by BCB Bancorp, Inc. (the “Company”) solely for information purposes based on its own information, as well as information from public sources. This presentation is a summary only and has been prepared to assist interested parties in making their own evaluation of the Company. Except as otherwise indicated, this presentation speaks only as of the date hereof and the Company assumes no obligation to update such information except to the extent required by applicable law. This presentation does not purport to contain all of the information that may be relevant or material to an interested party’s investment decision. In all cases, interested parties should conduct their own investigation and analysis of the Company, including the information included or incorporated by reference into the registration statement and related prospectus supplement for the offering to which this presentation relates. This presentation is neither an offer to sell nor a solicitation of an offer to purchase any securities of the Company. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer to sell or solicitation of an offer to purchase securities of the Company will be made only pursuant to a preliminary prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission (the “SEC”). BCB Bancorp, Inc. has filed a shelf registration statement on Form S-3 (File No. 333-298337) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the other documents that the Company has filed with the SEC for more complete information about the Company and the offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, the Company, the underwriter or any dealer participating in the offering will arrange to send you copies of the prospectus and the preliminary prospectus supplement relating to the offering if you request it by contacting Piper Sandler & Co., 350 North 5th Street, Suite 1000, Minneapolis, Minnesota 55401, Attention: Prospectus Department, by telephone at (800) 747-3924, or by email at prospectus@psc.com.

Printer Margins Binding Zone 68 72 Forward-Looking Statements 74 0 This presentation contains a number of forward-looking statements within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. 121 These statements may be identified by use of words such as “annualized,” “anticipate,” “anticipated,” “believe,” “continue,” “c ould,” “create,” “estimate,” “expect,” “indicate,” “intend,” “likely,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” “opportunity,” “opportunities,” “seek,” “strive,” “targeted,” tr “y,” “goal,” “path,” and similar terms and phrases, including references to assumptions. Examples 134 of forward-looking statements include, but are not limited to, the proposed offering of our common stock, the timing and size of which is subject to market conditions, the expected use of proceeds from this offering (including any repositioning of the Company’s loan portfolio, growth initiatives, and other actions described herei)n , possible or assumed estimates and expectations with respect to the Company’s 0 financial condition and market position, expected or anticipated revenue, profitability, and results of operations. In addition, although this presentation describes the current estimated impact of our potential use of 179 a portion of the proceeds from this offering (including in connection with our future balance sheet optimization efforts, potential loan portfolio sale, and other actions described herein), any such actions will depend 189 on a number of factors, including market conditions and business developments. Our management will have broad discretion in allocating the net proceeds of the offering, and our future financial condition and results of operations may differ significantly from the prospective estimates presented herein. Forward-looking statements are based upon various assumptions and analyses made by BCB Bancorp, Inc. (together with its direct and indirect subsidiaries, the “Company”), in light of management’s experience and its perception of historical trends, current conditions and expected future developments, as wel als other factors it 149 believes appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company’s 159 control) that could cause actual conditions or results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, you should not place undue reliance on such statements. 167 These factors include, without limitation, the following: o unfavorable economic conditions in the United States generally and particularly in our primary market area and those of our customers; 119 o changes in the Company’s corporate strategies, the composition of its assets, or the way in which it funds those assets; 47 116 o the Company’s implementation and projected results of anticipated loan sales, including as reflected in slides 21, 22, 23 an 24 d of the presentation; o the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of our loan and investment securities portfolios; 26 o the credit risk associated with our loan portfolio; 50 o changes in the credit performance of our loan portfolio, including levels of criticized and classified loans, nonaccrual loans, and charge-offs; 96 o changes in the quality and composition of the Bank’s loan and investment portfolios; o changes in liquidity levels, funding sources, or funding costs, and our ability to manage our liquidity risks; 69 o demand for our products and services; 144 184 o the impact of any future pandemics or other natural disasters; o changes in laws and regulations, regulatory requirements, litigation, or other legal proceedings could adversely affect our business; o our inability to hire or retain key personnel; o the effects of any reputational, credit, interest rate, market, operational, legal, liquidity, or regulatory risk; o potential impact of regulatory requirements, matters, litigation, or other legal actions which could adversely affect operating results; o failure to identify and adequately and promptly address cybersecurity risks, including data breaches and cyberattacks; o we are not required to pay dividends on our common stock; o our financial results may be adversely impacted by global climate changes; o our financial results may be adversely impacted by environmental, social and governance requirements; o the global impact of geopolitical risks, including international conflicts, tariffs, and changes in trade policy, which could impact our customers’ businesses and the economy; o our ability to effectively attract and deploy deposits; o the effects of declines in real estate values that may adversely impact the collateral underlying our loans; o developments in technology, such as artificial intelligence, and our ability to incorporate innovative technologies in our business; o changes in the securities or secondary loan markets, and shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including changes in market liquidity or volatility; o changes in accounting principles and guidelines; and o the risks referred to in the section entitled “Risk Factors” in our Annual Report on Form 10 -K for the year ended December 31, 2025, as updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and as described in the preliminary prospectus supplement relating to this offering. Forward-looking statements speak only as of the date on which such statements are made. There is no assurance that future results, levels of activity, performance or goals will be achieved. Except as specifically required by law, the Company has no obligation to revise or update any forward-looking statements, whether written or oral, to reflect events or circumstances after the date of this document. | 2

Printer Margins Binding Zone 68 72 Offering Summary 74 0 121 Issuer BCB Bancorp, Inc. 134 0 179 NASDAQ: BCBP Exchange / Ticker 189 149 159 Follow-on Offering of Common Stock Offering Type 167 119 47 [x] Shares of Common Stock (100% Primary) Base Shares Offered 116 26 50 $75 million Base Offering Size 96 69 144 15% (100% Primary) Underwriters’ Option 184 General corporate purposes, including maintaining liquidity, funding working capital needs, supporting Bank capital including in connection with the expected disposition of identified potential problem loans, reducing Use of Proceeds debt, and maintaining our capital and liquidity ratios, and the capital and liquidity ratios of our Bank, at acceptable levels 90 days Lock-Up Sole Bookrunner September 17, 2026 Expected Pricing Date | 3

Printer Margins Binding Zone 68 72 Today’s Presenters 74 0 Thomas M. O’Brien 121 President, Chief Executive Officer, and Director 134 ❖ Began tenure as Chief Executive Officer of the corporation in June of 2026 0 179❖ Previously served as Chairman and Chief Executive Officer of Sterling Bancorp, Inc. 189 ❖ Formerly served as Chief Executive Officer of State Bancorp, Inc. and its wholly owned subsidiary, State Bank of Long Island 149 ❖ Formerly served as President, Chief Executive Officer, and a Director of Sun Bancorp, Inc. and Sun National Bank. 159 ❖ Received his MBA from Iona University 167 119 47 116 Nicos Katsoulis 26 50 Chief Lender (Interim)¹ 96 ❖ Began tenure as Interim Chief Lender of the corporation in the summer of 2026 69 ❖ Previously served as Executive Vice President/Commercial Real Estate of OceanFirst Bank, N.A. and is now a member of the Board of Directors of the 144 corporation 184 ❖ Formerly served as Executive Vice President and Chief Lending Officer of Atlantic Bank of New York ❖ Received his MBA from Columbia University Jawad Chaudhry, CFA Executive Vice President, Chief Financial Officer, and Treasurer ❖ Began tenure as Chief Financial Officer of the corporation in September of 2022 ❖ Previously served as Executive Vice President and Head of FP&A, Corporate Finance & Strategy Department at NJ-based Investors Bank ❖ Formerly spent majority of career in FIG investment banking on Wall St. at Lehman Brothers, Barclays, and Jefferies ❖ Received his BS from Franklin & Marshall College 1) Consultant/Independent contractor Source: Company Website | 4

Printer Margins Binding Zone 68 72 Common Equity Raise to Address Credit Portfolio 74 0 121 The next step in creating a more efficient and profitable institution 134 0 179 189 ❖ Advances BCBP’s Strategic Reset 149 159 o Supports a simpler operating model focused on higher-quality relationships and assets 167 119 o Enhances BCBP’s ability to execute its business plan and pursue strategic opportunities 47 116 26 o Creates a foundation for earnings normalization and future asset-side NIM stabilization 50 96 69 144 184 ❖ Strengthens Capital, Asset Quality and Liquidity o Enhances tangible common equity and regulatory capital ratios o Provides flexibility to address legacy credit exposures and reserve requirements o Preserves holding company liquidity for ongoing expenses and strategic initiatives | 5

Printer Margins Binding Zone 68 72 Value Proposition 74 0 121 134 Reduce uncertainty surrounding the commercial real estate portfolio, significantly 0 179 improving asset quality profile 189 149 159 167 119 Maintain an attractive core deposit franchise with a substantial reduction in 47 116 wholesale funding 26 50 96 69 144 Further support liquidity profile while minimizing NIM compression 184 Continue disciplined cost management and bottom-line expansion abilities After stabilization return to attracting talented banking professionals with a relationship focus | 6

Printer Margins Binding Zone 68 72 Company Overview 74 0 Company Highlights Branch Footprint 121 134 ❖ A $3.1B asset commercial bank headquartered in 0 179 Bayonne, NJ 189 149 ❖ Founded in 2000 NJ 159 167 ❖ Publicly traded and listed on NASDAQ under the NY 119 47 ticker BCBP Bayonne 116 26 ❖ Operates 26 full-service banking offices 50 96 69 144 Q2 2026 Financial Highlights ($M) 184 Total Assets $3,118 BCBP (26) Total Net Loans $2,588 Fortune 500 Companies Headquartered in Market Total Securities $152 Total Deposits $2,636 Total Equity $292 NPAs / Assets 2.47% Source: S&P Capital IQ Pro, Company Filings | 7

Printer Margins Binding Zone 68 72 Company History 74 2024: Raised 0 $40.0M in 121 June 2026: subordinated 134 2018: Acquired IA Tom O’Brien debt Bancorp, Inc. for begins tenure as 0 $20.0M to further 179 CEO grow core banking 189 business 149 2018: Raised 159 $33.5M in 167 subordinated 2010: Acquired 2016: Opened 119 debt Pamrapo Bancorp, 47 a branch in 116 Inc. for $38.8M to Holmdel, NJ expand NJ footprint 26 50 2015: 96 Raised 69 $24.0M in 144 common 2008: Opened 184 stock a branch in Hicksville, NY 2000: Bank was Chartered in Bayonne, NJ Total Assets ($B) Source: S&P Capital IQ Pro, Company Filings | 8

Printer Margins Binding Zone 68 72 Market Data and Financial Snapshot 74 0 Q2 2026 Financial 121 Market Data¹ Key Financial Metrics¹ Highlights 134 0 $3.1 Billion 179 189 ❖ NIM of 3.03%, up 8 bps Total Assets QoQ and 23 bps YoY 149 159 167 $155 Million $2.6 Billion 5.41% 119❖ Total loans of $2.6 47 Market Capitalization Total Net Loans MRQ Yield on Loans billion, down 9% YoY 116 26 50 ❖ Loan to Deposit ratio of 96 99.9%, down 1% QoQ $2.6 Billion 2.07% 58% 69 144 and 9% YoY Total Deposits MRQ Cost of Deposits 184 Price / Tangible Book Value ❖ Leverage Ratio of Per Share 3.03% 9.18% MRQ Net Interest Margin (“NIM”) ❖ Zero intangible assets 8.55% 0.79% ❖ Limited and decreasing wholesale funding Tangible Common Equity YTD Net Charge-offs / / Tangible Assets Average Loans 1) Financial data as of or for the period ended June 30, 2026; Market data as of September 11, 2026 Source: S&P Capital IQ Pro, Company Filings | 9

Printer Margins Binding Zone 68 72 Company Focus 74 0 121 BCB vision is to be a high-performing community bank, offering a simple, 134 connected and trusted banking experience in the markets we serve 0 179 189 149 ❖ Improved credit discipline with more consistent and 159 167 diligent underwriting Enhanced management, credit and risk 119 infrastructure built for better performance 47 ❖ Enhance risk management through stronger controls 116 and reporting procedures 26 50 96 69 144 ❖ BCB will reduce credit risk by emphasizing stronger 184 underwriting and improving practices in place Disciplined strategy focused on higher-quality assets and relationships ❖ Maintain and grow core deposits through strong customer relationships and long tenured depositors ❖ Improve operating performance through stronger execution and earnings growth Opportunity to normalize earnings through improved performance and expense management ❖ Strengthen cash generation as margins and earnings normalize | 10

Printer Margins Binding Zone 68 72 Highly Attractive Markets with Strong Customer Base Poised to Continue 74 0 121 Attractive Demographics and Business Density New York-Newark-Jersey City, NY-NJ 134 MSA 0 Median Household Income Projected Median Household 179 Income Growth 189 149 13bps U.S. MSA by GDP 159 #1 . 167 (~$2.3T) 21% . 119 47 116 26 50 96 69 #1 Global Financial Center 144 184 Nationwide New ork Newark Nationwide New ork Newark ersey City, N N ersey City, N N M A M A U.S. MSA by Fortune 500 #1 headquarters, with 49 companies Projected median Median household income household income growth is significantly higher than over 5 years to exceed the the US national average US national average Source: S&P Capital IQ Pro, U.S. Census, FRED, RealPage, Global Financial Centres Index | 11

Printer Margins Binding Zone 68 72 New Jersey Bank Landscape Evolving Over Time 74 0 Top 15 Largest New Jersey Banks as of December 31, 2015 Top 15 Largest New Jersey Banks as of June 30, 2026 121 134 Rank Institution Assets ($B) Rank Institution Assets ($B) 1 Valley National Bancorp $21.6 1 Valley National Bancorp $66.3 0 179 2 Investors Bancorp, Inc. 20.9 2 Provident Financial Services, Inc. 25.7 189 3 Provident Financial Services, Inc. 8.9 3 OceanFirst Financial Corp. 23.3 149 4 Kearny Financial Corp. 4.2 4 ConnectOne Bancorp, Inc. 14.4 159 167 5 ConnectOne Bancorp, Inc. 4.0 5 Peapack-Gladstone Financial Corporation 8.0 119 6 Lakeland Bancorp, Inc. 3.9 6 Kearny Financial Corp. 7.7 47 116 7 Peapack-Gladstone Financial Corporation 3.4 7 First Bank 4.1 8 Oritani Financial Corp. 3.4 8 Unity Bancorp, Inc. 3.2 26 50 9 Northfield Bancorp, Inc. 3.2 9 BCB Bancorp, Inc. 3.1 96 10 OceanFirst Financial Corp. 2.6 10 Parke Bancorp, Inc. 2.3 69 144 11 Sun Bancorp, Inc. 2.2 11 Princeton Bancorp, Inc. 2.3 184 12 BCB Bancorp, Inc. 1.6 12 First Commerce Bancorp, Inc. 2.0 13 Cape Bancorp, Inc. 1.6 13 SR Bancorp, Inc. 1.2 14 Blue Foundry Bancorp 1.5 14 Magyar Bancorp, Inc. 1.0 15 Clifton Bancorp Inc. 1.2 15 Nmb Financial Corp 1.0 Commentary ❖ Market consolidation: 8 of the 15 largest New Jersey banks in 2015 have since been acquired ❖ Peer growth: Several remaining banks have grown significantly through organic growth and M&A ❖ BCB has gained scale: Assets increased from $1.6B to $3.1B, moving BCB from 12th to 9th among the current top 15 New Jersey banks Source: S&P Capital IQ Pro | 12

Printer Margins Binding Zone 68 72 Select Regional Competitors 74 Financials as of June 30, 2026 LTM Profitability Valuation as of September 11, 2026 Rankings 0 CRE / LTM Price / 121 Total Total Loans / Total LTM LTM LTM Effic. LTM 2027E Div Market 134 Assets Deposits Deposits RBC ROAA ROAE NIM Ratio TBV EPS EPS Yield Cap Company State Ticker ($M) ($M) (%) (%) (%) (%) (%) (%) (%) (x) (x) (%) ($M) 0 179 NJ VLY 66,318 54,119 96.9 317 1.08 8.9 3.15 55.4 136 11.7 8.9 3.2 7,626 189 PA FULT 34,557 28,250 91.8 183 1.22 11.2 3.58 57.6 151 11.3 10.0 3.2 4,506 149 159 NJ PFS 25,663 19,545 102.6 411 1.26 11.1 3.41 47.1 142 9.7 9.0 4.1 3,039 167 119 NJ OCFC 23,270 17,760 91.8 360 0.32 2.8 2.93 66.7 103 22.1 8.1 4.3 1,848 47 116 NY DCOM 15,043 12,677 84.4 352 0.87 8.6 3.16 51.7 144 14.7 9.4 2.5 1,798 26 NJ CNOB 14,412 11,740 101.1 423 1.14 10.2 3.30 45.2 129 10.4 8.7 2.5 1,597 50 96 NY AMAL 9,412 8,458 60.9 233 1.28 14.3 3.67 50.0 174 12.8 10.3 1.4 1,431 69 NY MCB 8,859 7,731 94.8 308 1.02 10.6 4.03 53.4 117 11.5 8.0 1.5 1,126 144 184 NJ PGC 7,970 7,058 94.6 418 0.69 7.8 3.12 67.9 127 15.8 9.5 0.4 803 NJ KRNY 7,682 5,710 102.9 483 0.48 4.8 2.18 71.9 97 17.2 10.8 4.5 618 NY PDLB 3,495 2,272 128.0 389 1.04 6.2 3.54 57.6 148 14.7 11.6 0.0 497 NJ UNTY 3,194 2,463 108.5 237 2.09 16.9 4.56 41.3 163 10.5 9.5 1.2 604 NY ESQ 2,511 2,180 87.3 166 2.28 18.3 6.02 47.8 330 19.8 13.9 0.7 1,407 NY HNVR 2,337 2,013 99.3 346 0.42 4.7 2.91 68.3 106 21.1 8.7 1.5 189 NY NECB 2,115 1,537 124.9 512 2.10 12.0 5.17 41.0 102 8.6 7.5 3.7 331 Mean 15,123 12,234 98.0 343 1.15 9.9 3.65 54.9 145 14.1 9.6 2.3 1,828 Median 8,859 7,731 96.9 352 1.08 10.2 3.41 53.4 136 12.8 9.4 2.5 1,407 Note: Includes select major exchange traded banks with presence in New York-Newark-Jersey City MSA with total assets between $2 billion to $75 billion as of June 30, 2026; Market data as of September 11, 2026 | 13 Source: S&P Capital IQ Pro

Printer Margins Binding Zone 68 72 Consistent NIM Will Drive Higher Profitability 74 0 121 Stable Net Interest Margin (%) 134 Commentary 0 179 ❖ NIM has improved from approximately 2.59% to 189 above 3.00% through liquidity management and 149 balance sheet repositioning . . . 159 . . 167 ❖ Management expects NIM to remain broadly 119 47 stable near 3.00% as the Company focuses on 116 maintaining a consistent earnings profile 26 50 202 1 202 2 202 3 202 202 2 96 ❖ Current NIM performance is supported by disciplined liquidity management and the existing 69 mix of interest-earning assets 144 Stable Q1 vs. Q2 Change in Net Interest Margin vs. 184 Select Regional Peers Median¹ ❖ Management expects future earnings stability to be driven by credit normalization, a more focused balance sheet and disciplined expense ps ps management Regional Peers (Median) BCB 1) Includes select major exchange traded banks with presence in New York-Newark-Jersey City MSA with total assets between $2 billion to $75 billion as of June 30, 2026 as shown as Page 13 | 14 Note: Change in Net Interest Margin is from 2026Q1 to 2026Q2 Source: S&P Capital IQ Pro, Company Filings

Printer Margins Binding Zone 68 72 Securities Portfolio Overview 74 0 121 Commentary Total Securities Portfolio ($M) 134 ❖ Portfolio strategy has shifted toward higher-quality, more 0 liquid securities, including agency securities issued by 179 189 Fannie Mae and Freddie Mac all HFS 149❖ Management does not anticipate a material restructuring of 159 the portfolio and is focused on maintaining a stable liquidity 167 profile 119 ❖ Selective reduction of higher-cost securities and 47 116 reinvestment into higher-quality assets may support earnings stability over time 26 50 ❖ Current securities portfolio and liquidity position have 202 2 202 202 1 202 2 96 supported NIM improvement 69 144 184 Available for Sale Portfolio Mix at June 30, 2026 Yield on Securities (%) . Corporate Agency MB .. . . . 0 $152 Million Total 202 2 202 3 202 202 1 202 2 Agency CMOs Source: S&P Capital IQ Pro, Company Filings | 15

Printer Margins Binding Zone 68 72 Deposit Overview 74 0 121 Commentary Deposit Composition at June 30, 2026 134 ❖ Core deposit franchise supported by strong customer 0 loyalty and long-tenured relationships 179 189 umbo Time Noninterest Bearing 1 .3 149 1 . ❖ Stable deposit balances and limited funding pressure 159 provide a consistent source of liquidity 167 119 47 ❖ Deposit franchise supports consistent NIM performance 116 and future balance sheet flexibility Retail Time 26 1 . 50 96 $2.6 Billion 69 Total 144 184 Cost of Deposits (%) Non Time Interest Bearing .3 . . . Portfolio Characteristics 2 ’2 Cost of Total Deposits 2.07% Non-Interest Bearing Deposits 19.52% 2 ’2 Core Deposits¹ 81.77% F 202 F 202 202 2 1) Core deposits defined as total deposits less all time deposits 2) Jumbo Time deposits are greater than $250,000 | 16 Source: S&P Capital IQ Pro, Company Filings

Printer Margins Binding Zone 68 72 Diversified Loan Portfolio 74 0 121 Commentary Loan Portfolio Composition at June 30, 2026 134 ❖ Focused loan portfolio concentrated in the New York 0 1 Family metropolitan area, with limited out-of-market exposure 179 1 .0 189 Non OO CRE 149 3 . ❖ Meaningful non-owner-occupied real estate and business 159 lending exposure provides scale within the Company’s core 167 markets $2.6 Billion Multifamily 119 1 . 47 Total 116 ❖ Updated lending strategy emphasizes fewer, higher-quality relationships supported by strengthened credit underwriting 26 50 and risk oversight 96 C D 1. OO CRE C I 69 1 .0 .3 144 184 Attractive Yield on Loans (%) Improving Liquidity Through Lower L/D Ratio (%) . . . . . . . . . . 202 2 202 3 202 202 1 202 2 202 2 202 3 202 202 1 202 2 Note: Loan portfolio composition reflects bank level call report data Source: S&P Capital IQ Pro, Company Filings | 17

Printer Margins Binding Zone 68 72 Commercial Real Estate and Multifamily 74 0 121 CRE Investment by Property Type (%) Multifamily Portfolio Breakdown (%) 134 Pennsylvania 2.2 0 Retail 179 1 . 189 Multi Family 2 .3 149 159 167 New ork New ersey $1.9 Billion $473 Million 3 . .2 Other 119 2 . 47 Total Total 116 26 Mixed se 50 20. 96 69 ospitality otel Office .0 144 . 184 Historical Bank CRE Concentration Ratio ¹ (%) Office Portfolio by Location (%) New ork 2 . New ersey 0 . $129 Million Total 202 3 202 202 1 202 2 Note: Financial data as of June 30, 2026, unless otherwise specified; Pre-loan sale amounts represented 1) Bank level information presented | 18 Source: S&P Capital IQ Pro, Company Filings

Printer Margins Binding Zone 68 72 Profitability Metrics 74 0 121 Commentary Efficiency Ratio (%) 134 . ❖ Core profitability remains intact, as evidenced by sequential 0 growth in pre-provision net revenue (“PPNR”) 179 . 189 ❖ PPNR provides a stable earnings base despite elevated 149 credit costs and pressure on reported profitability 159 . 167 . ❖ Consistent net interest margin and disciplined expense 119 management support the durability of core earnings 47 116 ❖ Efficiency ratio highlights continued opportunity to enhance 26 operating efficiency and improve profitability 50 202 3 202 202 1 202 2 96 ❖ Stable PPNR and future operating efficiencies provide a 69 foundation for earnings normalization 144 184 Pre-Provision Net Revenue ($M) 2025Q4 202 1 202 2 202 3 202 202 TD Source: S&P Capital IQ Pro, Company Filings | 19

Printer Margins Binding Zone 68 72 Illustrative Transaction Assumptions 74 0 121 Potential Transaction Assumptions 134 BCBP is evaluating a potential repositioning of specific problem loans as well as a sale of the 1 0 179 cannabis lending business Potential Problem 189 ~$210 Million Loans Sold: 149 The goal of the potential transactions is to improve 159 profitability and liquidity, increase capital, manage 167 2 CRE concentration and support continued growth 119 47 116 26 The majority of loans sales are expected take place 50 3 in 3Q 2026 96 Other Loans 69 ~$96 Million Marked and 144 Held for Sale¹ ² 184 Illustrative repositioning expected to result in: 4 o Improve credit quality o Improvement in profitability and shareholder returns Estimated Total o Enhanced liquidity Pre-Tax Loss on ~$87 Million Repositioning: o Stronger capital generation o Lower Loan to Deposit Ratio 1) Marked to market 2) Includes all Cannabis Loans | 20 Note: Actual amounts and terms may vary depending on market conditions and execution

Printer Margins Binding Zone 68 72 Illustrative Transaction Assumptions 74 0 121 134 ($ in millions) Illustrative Assumptions 0 Illustrative Loan Sales and Capital Offering 179 ❖ Problem loans portion sold and held for 189 sale estimated to be ~72% of par 149 159 . ❖ Balance of the problem loans sold is 167 . ~$210 million 119 . 47 . 116 . ❖ Assumes initial loan sale is completed during the third quarter of 2026 26 50 . 96 ❖ $96 million of commercial real estate loans and cannabis loans are marked and held 69 144 for sale 184 ❖ Incremental provision of ~$26 million on CRE planned for Q3 2026 ❖ Full valuation allowance assumed on estimated $50 million of deferred tax assets at quarter-end BCBP mpact o oan mpact o Common ity arter y Pro ected Tier Sa es a ation Raise Ad stments Tier Provisioning A owance Continuing Amerant’s Florida organic growth playbook, supported by new capital, could drive ROAA to top quartilelevels~1.2% to 1.3%+ in the coming years 1) Assumed net proceeds from the offering Source: Company Filings | 21

Printer Margins Binding Zone 68 72 Balance Sheet Metrics 74 0 121 Total Assets ($M) Total Loans ($M) 134 0 179 189 149 159 167 119 47 116 26 50 96 202 202 1 202 2 202 3 Projected 202 202 1 202 2 202 3 Projected 69 144 184 Total Equity ($M) Total Deposits ($M) 202 202 1 202 2 202 3 Projected 202 202 1 202 2 202 3 Projected Source: S&P Capital IQ Pro, Company Filings | 22

Printer Margins Binding Zone 68 72 Potential Repositioning Metrics 74 0 121 Net Interest Margin (%) Pre-Provision Net Revenue ($M)² TBV Per Share ($)² 134 0 . 179 . 189 . 149 159 167 . 119 47 116 26 T Stand A one T Pro ected Stand A one Pro ected 50 Stand A one Pro ected 96 69 144 Loan / Deposit Ratio (%) TCE / TA² (%) Tier 1 Leverage Ratio (%) 184 . . . . . . Continuing Amerant’s Florida organic growth playbook, Stand A one Pro ected Stand A one Pro ected Stand A one Pro ected supported by new capital, could drive ROAA to top quartilelevels~1.2% to 1.3%+ in the coming years 1) Metric presented at the midpoint of projected range for illustrative purposes 2) Refer to Non-GAAP Reconciliation | 23 Note: Reflects consolidated regulatory capital ratios unless otherwise noted; 3Q26 projected metrics reflect net proceeds of approximately $75 million from common equity raise, which include gross spread of 5.50% and additional one-time costs of $1 million; BCB elects not to be in the Community Bank Leverage Ratio Framework Source: S&P Capital IQ Pro, Company Filings

Printer Margins Binding Zone 68 72 Asset Quality 74 0 121 NPAs / Assets (%) NCOs / Avg Loans (%) 134 . . 0 179 189 . . 149 . 159 167 . . 119 . 47 116 26 202 3 202 202 1 202 2 202 3 Pro 50 Forma 202 202 1 202 2 96 69 144 184 ACL / NPAs (%) ACL / Gross Loans (%) . . Stand A one Pro ected Stand A one Pro ected Source: S&P Capital IQ Pro, Company Filings | 24

Printer Margins Binding Zone 68 72 74 0 121 134 0 179 189 149 159 167 119 47 Appendix 116 26 50 96 69 144 184 | 25

Printer Margins Binding Zone 68 72 Historical Consolidated Balance Sheet 74 0 ($ in thousands) 2022 2023 2024 2025 2025Q3 2025Q4 2026Q1 2026Q2 121 Balance Sheet 134 Cash and Equivalents $230,094 $280,258 $318,017 $277,319 $250,349 $277,319 $294,472 $197,622 0 179 Investment Securities 129,514 121,779 135,461 149,743 141,573 149,743 156,849 161,327 189 Loans HFS 658 1,287 - - - - - 10,777 Gross Loans and Leases HFI 3,077,704 3,313,316 3,031,048 2,724,782 2,826,735 2,724,782 2,688,559 2,632,964 149 159 Allowance for Loan Losses (32,373) (33,608) (34,789) (33,691) (37,803) (33,691) (32,578) (44,980) 167 Net Loans 3,045,331 3,279,708 2,996,259 2,691,091 2,788,932 2,691,091 2,655,981 2,587,984 Other Assets 140,596 149,365 149,381 161,313 172,211 161,313 161,795 160,416 119 47 Total Assets $3,546,193 $3,832,397 $3,599,118 $3,279,466 $3,353,065 $3,279,466 $3,269,097 $3,118,126 116 Total Deposits 2,811,607 2,979,080 2,750,858 2,673,573 2,687,387 2,673,573 2,672,429 2,636,023 26 Total Borrowings 433,628 523,750 511,461 289,350 335,659 289,350 279,637 179,288 50 Other Liabilities 9,704 15,512 12,874 12,259 11,566 12,259 9,651 10,896 96 Total Liabilities $3,254,939 $3,518,342 $3,275,193 $2,975,182 $3,034,612 $2,975,182 $2,961,717 $2,826,207 69 144 Common Equity 270,251 289,012 299,202 279,041 293,210 279,041 282,137 266,676 184 Preferred Equity 21,003 25,043 24,723 25,243 25,243 25,243 25,243 25,243 Total Equity $291,254 $314,055 $323,925 $304,284 $318,453 $304,284 $307,380 $291,919 Total Liabilities and Equity $3,546,193 $3,832,397 $3,599,118 $3,279,466 $3,353,065 $3,279,466 $3,269,097 $3,118,126 Memo: AOCI (6,491) (7,491) (5,239) (2,456) (2,956) (2,456) (2,804) (2,653) Key Metrics Asset Growth 19.50% 8.07% (6.09%) (8.88%) 2.24% (2.19%) (0.32%) (4.62%) Loan Growth 31.41% 7.66% (8.52%) (10.10%) (2.90%) (3.61%) (1.33%) (2.07%) Deposit Growth 9.77% 5.96% (7.66%) (2.81%) 0.52% (0.51%) (0.04%) (1.36%) Securities / Assets 3.65% 3.18% 3.76% 4.57% 4.22% 4.57% 4.80% 5.17% Loans / Deposits 109.5% 111.2% 110.2% 101.9% 105.2% 101.9% 100.6% 99.9% LLR / Gross Loans 1.05% 1.01% 1.15% 1.24% 1.34% 1.24% 1.21% 1.70% TCE / TA 7.48% 7.41% 8.18% 8.36% 8.60% 8.36% 8.48% 8.55% Source: S&P Capital IQ Pro, Company Filings | 26

Printer Margins Binding Zone 68 72 Historical Consolidated Income Statement 74 0 ($ in thousands) 2022 2023 2024 2025 2025Q3 2025Q4 2026Q1 2026Q2 121 Income Statement 134 0 Interest Income $131,441 $188,360 $194,009 $172,959 $43,042 $42,544 $40,402 $40,461 179 189 Interest Expense 17,496 84,298 101,988 79,918 19,331 18,321 17,565 17,116 149 Net Interest Income $113,945 $104,062 $92,021 $93,041 $23,711 $24,223 $22,837 $23,345 159 167 Provision (3,075) 6,104 11,570 42,011 4,080 12,195 2,788 18,987 119 47 Noninterest Income 1,595 4,088 2,940 8,555 2,745 1,943 2,101 (470) 116 Noninterest Expense 55,505 60,591 57,121 77,883 16,570 31,385 15,551 22,132 26 50 96 Pre-Tax Income $63,110 $41,455 $26,270 ($18,298) $5,806 ($17,414) $6,599 ($18,244) 69 Income Taxes 17,531 11,972 7,647 (5,771) 1,544 (5,385) 1,695 (3,468) 144 184 Net Income $45,579 $29,483 $18,623 ($12,527) $4,262 ($12,029) $4,904 ($14,776) Key Metrics Net Interest Margin 3.78% 2.85% 2.55% 2.82% 2.88% 3.03% 2.95% 3.03% Provision / Avg. Loans (0.12%) 0.19% 0.36% 1.45% 0.14% 0.44% 0.10% 0.71% Fee Income / Op. Rev.¹ 6.46% 6.68% 2.71% 8.69% 9.17% 8.91% 8.77% (0.96%) -- -- -- -- Efficiency Ratio 62.6% 120.0% 62.4% 96.8% Noninterest Exp. / Avg. Assets 1.78% 1.60% 1.53% 2.28% 0.49% 0.95% 0.47% 0.69% ROAA 1.46% 0.78% 0.50% (0.37%) 0.50% (1.45%) 0.60% (1.83%) ROATCE 17.88% 10.54% 5.81% (5.07%) 5.28% (17.82%) 6.42% (15.64%) 1) Excluding realized and unrealized gains (losses) on equity investments Source: S&P Capital IQ Pro, Company Filings | 27

Printer Margins Binding Zone 68 72 Non-GAAP Reconciliation 74 ($ in thousands) 2022 2023 2024 2025 2025Q3 2025Q4 2026Q1 2026Q2 0 121 Consolidated TCE / TA 134 Common Equity 270,251 289,012 299,202 279,041 293,210 279,041 282,137 266,676 0 Less: Intangible Assets 5,382 5,253 5,253 5,253 5,253 5,253 5,253 0 179 189 Tangible Common Equity $264,869 $283,759 $293,949 $273,788 $287,957 $273,788 $276,884 $266,676 149 Total Assets 3,546,193 3,832,397 3,599,118 3,279,466 3,353,065 3,279,466 3,269,097 3,118,126 159 Less: Intangible Assets 5,382 5,253 5,253 5,253 5,253 5,253 5,253 0 167 Tangible Assets $3,540,811 $3,827,144 $3,593,865 $3,274,213 $3,347,812 $3,274,213 $3,263,844 $3,118,126 119 47 Consolidated TCE / TA 7.48% 7.41% 8.18% 8.36% 8.60% 8.36% 8.48% 8.55% 116 Consolidated Tangible Book Value per Share 26 Tangible Common Equity 264,869 283,759 293,949 273,788 287,957 273,788 276,884 266,676 50 96 Common Shares (000s) 16,931 16,904 17,063 17,274 17,228 17,274 17,359 18,102 Tangible Book Value per Share $15.64 $16.79 $17.23 $15.85 $16.71 $15.85 $15.95 $14.73 69 144 Efficiency Ratio 184 -- -- -- -- Net Interest Income 23,711 24,223 22,837 23,345 -- -- -- -- Non-Interest Income (loss) 2,745 1,943 2,101 (470) -- -- -- -- Total Income 26,456 26,166 24,938 22,875 -- -- -- -- Non-Interest Income 16,570 31,385 15,551 22,132 -- -- -- -- Efficiency Ratio 62.6% 120.0% 62.4% 96.8% ($ in thousands) 2025Q1 2025Q2 2025Q3 2025Q4 2026Q1 2026Q2 2026 YTD Pre-Provision Net Revenue Net Interest Income 22,005 23,102 23,711 24,223 22,837 23,345 46,182 Total Non-Interest Income¹ 1,906 2,184 2,395 2,370 2,194 (222) 1,972 Total Non-Interest Expense 14,660 15,268 16,570 31,385 15,551 22,132 37,683 Pre-Provision Net Revenue $9,251 $10,018 $9,536 ($4,792) $9,480 $991 $10,471 1) Excluding realized and unrealized gains (losses) on equity investments Source: S&P Capital IQ Pro, Company Filings | 28

Printer Margins Binding Zone 68 72 Proxy Peer Group 74 Financials as of June 30, 2026 Valuation as of 0 Balance Sheet Capital Position LTM Profitability September 11, 2026 LTM Profitability 121 Total CRE / 134 Loans / NPAs / TCE / Lev. RBC Total Efficiency Price / Market Assets Deposits Assets TA Ratio Ratio RBC ROAA ROAE NIM Ratio TBV Cap 0 Company State Ticker ($M) (%) (%) (%) (%) (%) (%) (%) (%) (%) (%) (%) ($M) 179 189 CNB Financial Corporation PA CCNE 8,432 92.0 0.69 8.8 10.2 14.5 260 1.17 11.2 3.84 58.6 139 1,011 149 Univest Financial Corporation PA UVSP 8,203 101.6 0.77 9.7 10.1 13.8 230 1.19 10.5 3.27 60.3 152 1,177 159 167 Peapack-Gladstone Financial Corporation NJ PGC 7,970 94.6 0.86 8.1 9.1 11.9 418 0.69 7.8 3.12 67.9 127 803 119 Mid Penn Bancorp, Inc. PA MPB 7,063 94.4 0.52 10.4 10.7 13.5 321 1.05 8.2 3.82 60.7 132 939 47 116 Washington Trust Bancorp, Inc. RI WASH 6,548 95.2 0.72 7.5 9.0 13.3 330 0.84 10.2 2.58 63.6 157 763 26 50 Financial Institutions, Inc. NY FISI 6,335 89.7 0.65 9.0 10.1 14.2 282 1.33 13.1 3.66 56.5 142 806 96 Orrstown Financial Services, Inc. PA ORRF 5,612 89.0 0.44 9.4 10.1 13.2 311 1.57 14.8 3.97 54.2 161 833 69 144 Peoples Financial Services Corp. PA PFIS 5,441 95.4 0.29 8.2 9.1 14.1 283 1.10 10.9 3.66 56.8 165 721 184 First Bank NJ FRBA 4,087 101.5 0.80 10.0 10.2 13.1 339 1.06 9.6 3.70 52.2 110 444 Bankwell Financial Group, Inc. CT BWFG 3,476 98.5 0.46 9.2 9.4 13.9 312 1.29 14.1 3.40 50.9 171 533 Unity Bancorp, Inc. NJ UNTY 3,194 108.5 1.52 8.6 13.2 15.8 237 2.09 16.9 4.56 41.3 163 604 Greene County Bancorp, Inc. NY GCBC 3,183 64.6 NR 8.7 NR NR NR 1.34 15.9 2.95 41.7 108 608 Hanover Bancorp, Inc. NY HNVR 2,337 99.3 0.94 7.7 9.8 14.8 346 0.42 4.7 2.91 68.3 106 189 Princeton Bancorp, Inc. NJ BPRN 2,251 91.5 0.73 11.8 11.7 14.7 382 1.15 9.6 3.73 60.7 112 295 High 8,432 108.5 1.52 11.8 13.2 15.8 418 2.09 16.9 4.56 68.3 171 1,177 Mean 5,295 94.0 0.72 9.1 10.2 13.9 312 1.16 11.3 3.51 56.7 139 695 Median 5,526 94.9 0.72 8.9 10.1 13.9 312 1.16 10.7 3.66 57.7 141 742 Low 2,251 64.6 0.29 7.5 9.0 11.9 230 0.42 4.7 2.58 41.3 106 189 BCB Bancorp, Inc. NJ BCBP 3,118 99.9 2.47 8.6 9.2 NR 445 (0.53) (5.7) 2.94 64.9 58 155 Note: Financial data as of June 30, 2026; Includes peers used in the proxy for the May 2026 annual meeting; Excludes targets of recent mergers; “NR” stands for “Not Reported” denoting the bank’s election into the Community Bank Leverage Ratio; “NM” stands for “Not Meaningful” denoting a P ice r / EPS multiple greater than 35.0x or less | 29 than 0.0x Source: S&P Capital IQ Pro